Exhibit 4.6

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

Warrant Issue Date: ,	Warrant No.

STOCK PURCHASE WARRANT

For value received, Thar Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, hereby certifies that                      (the “Holder”) or its permitted assign(s) is entitled to purchase from the Company, at any time or from time to time during the Exercise Period (as defined below), in whole or in part, at a price per share equal to the Exercise Price (as defined below) the number of shares of Warrant Stock (as defined below), equal to the quotient obtained by dividing (a) 25% of the principal amount of the Note (as defined below), by (b) the Exercise Price.

This Warrant is issued pursuant to that certain Note and Warrant Purchase Agreement, dated as of the date hereof, by and between the Company and the Purchasers listed on Schedule A thereto (the “Note and Warrant Purchase Agreement”). In addition to the terms and conditions of the Note and Warrant Purchase Agreement, this Warrant is subject the following terms and conditions.

1. Certain Definitions.

(a) “Change in Control” shall have the meaning given to such term in the note issued to the Holder pursuant to the Note and Warrant Purchase Agreement (the “Note”).

(b) “Equity Securities” shall have the meaning given to such term in the Note.

(c) “Exercise Period” shall mean the period commencing on the date on which the Note is converted into Equity Securities pursuant to Section 2.1 thereof in a Qualified Financing and ending on 5:00 p.m. (prevailing local time at the principal executive office of the Company) on the Maturity Date (as defined in the Note) or, if earlier, the first to occur of the closing of a Change in Control, the closing of an initial public offering of the Company’s common stock that results in gross proceeds to the

Company of at least $25,000,000 or a Trading Event. Notwithstanding the foregoing, in the event that the Note has not been converted into Equity Securities pursuant to Section 2.1 in a Qualified Financing on or prior to the Maturity Date and the Company has not closed a Change in Control or an initial public offering of the Company’s common stock that results in gross proceeds to the Company of at least $25,000,000 or consummated a Trading Event, then the Exercise Period shall mean the period commencing on the Maturity Date and ending on 5:00 p.m. (prevailing local time at the principal executive office of the Company) on the tenth business day following the Maturity Date.

(d) “Exercise Price” shall mean the issuance price per share of the Equity Securities into which the Note is converted in a Qualified Financing; provided, however, in the event that either (a) the Note has not been converted into Equity Securities in a Qualified Financing on or prior to the Maturity Date or (b ) there is a Change in Control or Trading Event prior to the Maturity Date and the Note has not then been converted into Equity Securities in a Qualified Financing, “Exercise Price” shall mean $11.68.

(e) “Qualified Financing” shall have the meaning given to such term in the Note.

(f) “Trading Event” shall have the meaning given to such term in the Note.

(g) “Warrant Stock” shall mean the Equity Securities issued upon conversion of the Note in a Qualified Financing; provided, however, in the event that either (a) the Note has not been converted into Equity Securities in a Qualified Financing on or prior to the Maturity Date or (b ) there is a Change in Control or Trading Event prior to the Maturity Date and the Note has not then been converted into Equity Securities, “Warrant Stock” shall mean the Company’s Series A-1 Convertible Preferred Stock.

2. Exercise of Warrant.

(a) The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, during the Exercise Period by the surrender of this Warrant, with the form of Subscription Agreement attached hereto as Annex A duly completed and executed by the Holder, to the Company at its principal executive office, accompanied by payment in cash, in lawful money of the United States of America, including by certified or official bank check made payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company, of an amount equal to the Exercise Price multiplied by the number of shares of Common Stock being purchased pursuant to such exercise of the Warrant.

(b) If the fair market value of one share of Warrant Stock is greater than the Exercise Price (at the date of calculation as set forth below), then in lieu of exercising this Warrant for cash, the Holder may elect to receive shares of Warrant Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly completed Subscription Agreement and notice of such election in which event the Company shall issue to the Holder a number of shares of Warrant Stock computed using the following formula:

	X	=	Y (A-B)
A

Where	X	=	the number of shares of Warrant Stock to be issued to the Holder

	Y	=	the number of shares of Warrant Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

	A	=	The fair market value of one share of the Company’s Warrant Stock (at the date of such calculation)

	B	=	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Warrant Stock shall be the fair value as reasonably determined by the Company’s Board of Directors or a duly appointed committee of the Board (which determination shall be reasonably described in the written notice delivered to the Holder together with the certificate for Warrant Stock); provided, however, that in the event that the Warrant is being exercised in connection with the Company’s initial public offering, the fair market value per share shall be the product of (i) the per share offering price of the Company’s initial public offering, and (ii) the number of shares of Common Stock into which each share of Warrant Stock is convertible at the time of such exercise.

(d) This Warrant may be exercised for less than the full number of shares of Warrant Stock first shown above, provided that this Warrant may not be exercised in part for less than a whole number of shares of Warrant Stock. Upon any such partial exercise, the Company at its expense will forthwith issue to the Holder a new Warrant or Warrants of like tenor exercisable for the number of shares of Warrant Stock as to which rights have not been exercised (subject to adjustment as herein provided), such Warrant or Warrants to be issued in the name of the Holder or its nominee.

(e) As soon as practicable after the exercise of this Warrant and payment of the Exercise Price, and in any event within 10 business days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the

Holder or its nominee a certificate or certificates for the number of duly authorized, validly issued, fully paid and non-assessable shares or other securities or property to which the Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount determined in accordance with Section 3(e) hereof. The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.

(f) If the Company proposes to undergo a Change in Control or consummate a Trading Event prior to the Maturity Date of the Note and the Note has not previously been converted into Equity Securities pursuant to Section 2.1 thereof in a Qualified Financing, it will give the Holder written notice (a “Change in Control/Trading Event Notice”) of its intention not less than ten (10) days prior to the date of the proposed closing of such Change in Control or consummation of such Trading Event, as applicable, describing the material terms of such Change in Control or such Trading Event and the scheduled closing date. To the extent that the Note has not been converted pursuant to Section 2.1 thereof in a Qualified Financing prior to the closing of the Change in Control or the consummation of the Trading Event, as applicable, this Warrant shall become exercisable immediately prior to the closing of such Change in Control or the consummation of such Trading Event and (i) the Warrant Stock shall be the Company’s Series A-1 Convertible Preferred Stock and (ii) the Exercise Price of the Warrant will be $11.68. If the Holder exercises the Warrant in connection with a Change in Control and receives Warrant Stock pursuant to this Section 2(f), the Holder shall sell the Warrant Stock upon the terms of the Change in Control approved by the board of directors of the Company (subject to any required approval of the Company’s stockholders) and shall execute such agreements, if any, as are entered into by the stockholders of the Company generally; provided that in the event that the Change in Control is an all-cash transaction, this Warrant shall be cashed out in the transaction by means of a cashless exercise (based on the amount, if any, by which the cash consideration payable to a holder of Warrant Stock exceeds the Exercise Price). To the extent that the Holder does not exercise the Warrant at the closing of the Change in Control or the consummation of the Trading Event, as applicable, or this Warrant is not cashed out at the closing of a Change in Control, this Warrant shall terminate.

3. Adjustments.

(a) Adjustments Generally. In order to prevent dilution of the rights granted hereunder in the specific circumstances contemplated by this Section 3, the Exercise Price shall be subject to adjustment from time to time in accordance with this Section 4. Upon each adjustment of the Exercise Price pursuant to this Section 3, the Holder shall thereafter be entitled to acquire upon exercise, at the Exercise Price resulting from such adjustment, the number of shares of Warrant Stock determined by (i) multiplying (A) the Exercise Price in effect immediately prior to such adjustment by (B) the number of shares of Warrant Stock issuable upon exercise hereof immediately prior to such adjustment, and (ii) dividing the product thereof by the Exercise Price resulting from such adjustment; provided that no such adjustments shall be made in the Exercise Price and/or the number of shares of Warrant Stock subject to this Warrant if the Warrant Stock is convertible into Common Stock and the conversion ratio of the Warrant Stock already reflects such event.

(b) Subdivisions, Stock Dividends and Recapitalizations. In case the Company shall at any time subdivide its outstanding shares of Warrant Stock into a greater number of shares (including, without limitation, through any stock split effected by means of a dividend on the Warrant Stock which is payable in Warrant Stock), the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Warrant Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, unless the conversion ratio of such Warrant Stock already reflects such event.

(c) Reorganization, Reclassification, Consolidation, Merger or Sale of Assets. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Warrant Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Warrant Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall have the right to acquire and receive upon exercise of this Warrant such shares of stock, securities, cash or other property of the successor corporation that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, reclassification, consolidation, merger or sale if this Warrant had been exercised immediately before such reorganization, reclassification, consolidation, merger or sale. The foregoing provisions shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or sales and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustments (as determined by the Board of Directors of the Company) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant. For the avoidance of doubt this Section 3(c) does not apply to any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation, in each case that is a Change in Control or Trading Event, in which event this Warrant shall terminate at the closing of such Change in Control or consummation of such Trading Event.

(d) Adjustment by Board of Directors. If any event occurs as to which, in the good faith opinion of the Board of Directors of the Company and as agreed by the Holder, the provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors may make such adjustment in the application of such provisions, in accordance with such essential intent and principles, as it deems appropriate so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to any of the provisions of this Section 3 except in the case of a combination of shares of a type contemplated in Section 3(b) and then in no event to an amount larger than the Exercise Price as adjusted pursuant to Section 3(b).

(e) Fractional Shares. The Company shall not issue fractions of shares of Warrant Stock upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a share of Warrant Stock would, except for the provisions of this Section 3(g), be issuable upon exercise of this Warrant, then the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a share, to be computed on the basis of the fair market value per share as determined by the Board of Directors of the Company in accordance with the provisions of Section 2(c).

(f) Conversion of Warrant Stock. In the event that all the then outstanding Warrant Stock of the Company is converted, pursuant to the Company’s Certificate of Incorporation, into other securities or property, or the Warrant Stock otherwise ceases to exist, then, in any such event, the Holder, upon exercise of this Warrant at any time after the date on which the Warrant Stock is so converted or ceases to exist (the “Termination Date”), shall receive, in lieu of the number of shares of Warrant Stock that would have been issuable upon such exercise immediately prior to the Termination Date (the “Former Number of Shares of Warrant Stock”), the stock and other securities and property which the Holder would have been entitled to receive upon the Termination Date if the Holder had exercised this Warrant with respect to the Former Number of Shares of Warrant Stock immediately prior to the Termination Date (all subject to further adjustment as provided in this Warrant). In such event, the Exercise Price shall automatically be adjusted to equal the number obtained by dividing (i) the aggregate Exercise Price of the Former Number of Shares of Warrant Stock, by (ii) the number of shares of stock and/or other securities and property for which this Warrant is exercisable immediately after such event.

(g) Certificate as to Adjustments. Whenever the Exercise Price shall be adjusted as provided in Section 3 hereof, the Company shall promptly compute such adjustment and furnish to the Holder a certificate setting forth such adjustment and showing in reasonable detail the facts requiring such adjustment, the Exercise Price that will be effective after such adjustment and the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of this Warrant.

4. Reservation of Stock Issuable on Exercise of Warrants. The Company shall at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant and other similar Warrants, such number of its duly authorized shares of Warrant Stock (and, if the Warrant Stock is convertible into Common Stock, the Common Stock issuable upon conversion thereof) as from time to time shall be issuable upon the exercise of this Warrant and other similar Warrants. All of the shares of Warrant Stock issuable upon exercise of this Warrant and other similar Warrants (and, if the Warrant Stock is convertible into Common Stock, the Common Stock issuable upon conversion thereof (“Conversion Shares”)), when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable, subject to no lien or other encumbrance other than restrictions on transfer arising under applicable securities laws.

5. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement reasonably satisfactory to the Company (with surety if reasonably required), or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor and amount.

6. Negotiability.

(a) Transfer Restriction. The Holder may not sell, assign, pledge, dispose of or otherwise transfer this Warrant without the prior written consent of the Company other than to affiliates of the Holder who are “accredited investors” and, if the Holder is an individual investor, for bona fide estate planning purposes. Subject to the preceding sentence, this Warrant may be transferred only upon surrender of the original Warrant for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Holder. Thereupon, a new warrant will be issued to, and registered in the name, of, the transferee. The terms and conditions of this Warrant shall inure to the benefit of and binding upon the respective successors and permitted assigns of the parties.

(b) Agreements. As a condition to the Company’s obligation to issue shares of Warrant Stock upon exercise hereof, the Holder shall execute the Subscription Agreement attached hereto as Annex A and such stock transfer restriction and voting agreements as may reasonably be requested by the Company. In the event that this Warrant is exercised in connection with a Change in Control or Trading Event, the Holder shall take such actions and enter into such agreements as may reasonably be requested by the Company.

(c) Transfer Taxes. The Company shall not be required to pay any federal or state transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of this Warrant or the issuance or delivery of certificates for Common Stock in a name other than that of the Holder or to issue or deliver any certificates for Common Stock upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by the Holder or until it has been established to the Company’s reasonable satisfaction that no such tax or charge is due.

(d) Compliance with Securities Laws. The Holder, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws.

7. Subdivision of Rights. This Warrant (as well as any new Warrants issued pursuant to the provisions of this Section 8) is exchangeable, upon the surrender hereof by the Holder, at the principal executive office of the Company for any number of new Warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Warrant Stock of the Company which may be subscribed for and purchased hereunder.

8. Miscellaneous.

(a) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and given as provided in the Note and Warrant Purchase Agreement.

(b) Books of the Company. The Company may treat the holder hereof as appearing on the Company’s books at any time as the holder for all purposes.

(c) Headings. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

(d) Amendment; Waiver. Subject to Section 11(f)(ii) of the Note and Warrant Purchase Agreement, this Warrant and any term hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered by its authorized officer, as of the date first above written.

THAR PHARMACEUTICALS, INC.

By:
Raymond K. Houck
President and Chief Executive Officer

ANNEX A

SUBSCRIPTION AGREEMENT

Date:

To:

The undersigned (the “Purchaser”), pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects (a) to purchase                  shares of Warrant Stock (the “Warrant Shares”) covered by such Warrant and herewith makes payment of $        , representing the full purchase price for such shares at the price per share provided for in such Warrant or (b) to exercise the Warrant with respect to                  shares of Warrant Stock, pursuant to Section 2(c) of the Warrant [STRIKE (a) OR (b) AS APPLICABLE].

Purchaser represents and warrants to the Company as follows:

1. Investment Representations. Purchaser understands that the Warrant Shares have not been registered under the Securities Act. Purchaser also understands that the Warrant Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in the Agreement.

2. Experience; Risk. Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the purchase of the Warrant Shares and of protecting Purchaser’s interests in connection therewith. Purchaser is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risk of the investment, including complete loss of the investment.

3. Investment. Purchaser is acquiring the Warrant Shares and the shares of Common Stock issuable upon conversion thereof (the “Conversion Shares”) for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Purchaser understands that the Warrant Shares and the Conversion Shares have not been registered under the Securities Act and applicable state securities laws (collectively, the “Acts”) by reason of a specific exemption from the registration provisions of the Acts which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein.

4. Restricted Securities; Restrictions on Transfer. Purchaser understands that the Warrant Shares and the Conversion Shares will be “restricted securities” under applicable securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Warrant Shares and the Conversion Shares may be resold without registration under the Acts only in certain limited circumstances. Purchaser acknowledges that Warrant Shares and the Conversion Shares must be held indefinitely unless subsequently registered under the Acts or an exemption from such registration is available. Purchaser agrees to execute and deliver a counterpart signature page, and become a party, to such stock transfer restriction and voting agreements as may be requested by the Company.

5. No Public Market. Purchaser understands that no public market now exists for any of the securities issued by the Company and that there is no assurance that a public market will ever exist for such securities.

6. Accredited Investor. Purchaser is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act. The Purchaser has considered the Federal and state income tax implications of the exercise of the Warrant and the purchase and subsequent sale of the Warrant Shares and the Conversion Shares.

7. Residence. If Purchaser is an individual, then Purchaser resides in the state or province identified in the address of Purchaser set forth below; if Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth below.

Signature

Print name:

Address:

2

NOTICE OF TRANSFER

[To be signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below the rights and obligations represented by the within Warrant with respect to the number of shares of Preferred Stock of                      set forth below:

Name of Assignee	Address	No. of Shares

and appoints                      attorney to transfer said right on the warrant register of                      with full power of substitution in the premises.

Dated:
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address:

Exhibit 4.6

AMENDMENT TO 2014 WARRANTS

This Amendment (this “Amendment”) to the Warrants is made and entered into as of April 8, 2016 by and among Thar Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the undersigned Purchasers (the “Purchasers”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Warrants (as defined below).

RECITALS

WHEREAS, the Company and the Purchasers entered into that certain Note and Warrant Purchase Agreement dated August 19, 2014 (as amended from time to time, the “Purchase Agreement”) pursuant to which certain persons were issued a Convertible Promissory Note (each, a “Note”, and collectively, the “Notes”) and a Stock Purchase Warrant (each, a “Warrant”, and collectively, the “Warrants”);

WHEREAS, pursuant to section 8(d) of each of the Warrants and Section 11(f)(ii) of the Purchase Agreement, any provision of the Warrants may be amended or waived with the written consent of the Company and the Purchasers holding a majority of the shares of Common Stock on an as-converted basis subject to all outstanding Warrants issued pursuant to the Agreement (the “Majority Warrantholders”);

WHEREAS, the undersigned Purchasers represent the Majority Warrantholders; and

WHEREAS, the undersigned Majority Warrantholders and the Company desire to amend the terms of each of the Warrants issued pursuant to the Purchase Agreement as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and the Purchasers, intending to be legally bound, hereby agree as follows:

1. Each Warrant is hereby amended by adding the following Section 2.2(g) immediately prior to Section 3:

“(g) Automatic Cashless Exercise upon Trading Event. In the event that, upon the closing of a Trading Event (which, for the avoidance of doubt, for the purposes, of this Section 2.2(g) shall be deemed to include an initial public offering), the initial price at which shares of the Company’s common stock are offered to the public in such Trading Event (the “Public Offering Price”) is greater than the Exercise Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series), then this Warrant immediately prior to the consummation of the Trading Event shall automatically be deemed to be exercised pursuant to Section 2(b) above as to all shares of Warrant Stock for which it is exercisable and which shall not previously have been exercised (the “Warrant Shares”), and the Company shall, within a reasonable time, deliver a certificate representing the Warrant Shares issued upon such exercise to Holder.

For the avoidance of doubt, in an initial public offering, the fair market value per share issuable upon exercise of this Warrant shall be the product of (i) the Public Offering Price and (ii) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise.”

2. Except as effected by this Amendment, the terms and provisions of the Purchase Agreement, the Notes and the Warrants shall remain unchanged and in full force and effect.

3. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment may be executed and delivered by facsimile, or by e-mail in portable document format (.pdf) and delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

4. This Amendment shall be governed by, and construed in accordance with, the Delaware General Corporation Law, without reference to principles of conflict of laws or choice of laws.

5. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

6. The Notes, the Warrants and the Purchase Agreement, as modified by this Amendment, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed this Amendment to Warrants as of the date first written above.

COMPANY:

THAR PHARMACEUTICALS, INC.

By:
	Name:	Raymond K. Houck
	Title:	President and Chief Executive Officer

IN WITNESS WHEREOF, the undersigned has executed this Amendment to Warrants as of the date first written above.

PURCHASERS:

If a legal entity:		If an individual:

Entity Name:
(signature)
By:
(signature)
Name:			(print name)
Title:
Address:
Address:

Email:		Email:

Fax:		Fax:

Date:		Date: